UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 7, 2011

PRECISION OPTICS CORPORATION, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-10647	04-2795294
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

22 East Broadway, Gardner, Massachusetts	01440
(Address of principal executive offices)	(Zip Code)

(978) 630-1800

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 25, 2008, we entered into a Purchase Agreement, as amended on December 11, 2008, with certain accredited investors (the “Investors”) pursuant to which we sold an aggregate of $600,000 of 10% Senior Secured Convertible Notes (the “Notes”).  The Investors amended the Notes on several dates to extend the “Stated Maturity Date” of the Notes.  On February 7, 2011, the Investors further amended the Notes to extend the “Stated Maturity Date” to February 25, 2011.  We believe the Investors will continue to work with us to reach a positive outcome on the Note repayment.

The foregoing description of the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Note and Side Letter Agreement, incorporated by reference as Exhibits 4.1 and 10.1 respectively, to this report. The foregoing description of the Endorsements is qualified in its entirety by reference to the full text of the Endorsements filed as Exhibits 10.2, 10.3, and 10.4 to this report.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2011, Richard E. Forkey resigned as our Chief Executive Officer, President and Chairman of the  Board of Directors.  Richard E. Forkey will remain as a Director on the Board and will remain in an executive position as Advisor to the Chief Executive Officer.

On February 8, 2011, Dr. Joseph N. Forkey was appointed Chief Executive Officer and Chairman of the Board of Directors.   Dr. Joseph N. Forkey has been our Executive Vice President and Chief Scientific Officer since April 2006 and was our Chief Scientist from September 2003 to April 2006.  Dr. Forkey has been a Director since 2006.  Since joining us, he has been involved in general technical and management activities of our Company, as well as investigations of opportunities that leverage our newly developed technologies.  Dr. Forkey holds B.A. degrees in Mathematics and Physics from Cornell University, and a Ph.D in Mechanical and Aerospace Engineering from Princeton University.  Prior to joining us, Dr. Forkey spent seven years at the University of Pennsylvania Medical School as a postdoctoral fellow and research staff member.  Dr. Forkey is the son of Richard E. Forkey.

This report contains forward-looking statements.  Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements related to our future activities or future events or conditions.  These statements are based on current expectations, estimates and projections about our business based on current expectations, estimates, and projections about our business based, in part, on assumptions made by our management.  These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in our Annual Report on Form 10-K and in other documents that we file from time to time with the SEC.  Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

Item 9.01 Financial Statements and Exhibits.

4.1	Form of 10% Senior Secured Convertible Note, dated June 25, 2008 (included as Exhibit 4.3 to the Form 8-K filed June 27, 2008 and incorporated herein by reference).

10.1

Side Letter Agreement between the Company and the holders signatory to the 10% Senior Convertible Note, dated December 11, 2008 (included as Exhibit 10.15 to the Form S-1 filed on December 18, 2008, and incorporated herein by reference).

10.2	Endorsement to 10% Senior Secured Convertible Note by the Company, dated February 7, 2011, and accepted by Special Situations Private Equity Fund, L.P. (filed herewith).

10.3	Endorsement to 10% Senior Secured Convertible Note by the Company, dated February 7, 2011, and accepted by Special Situations Fund III QP, L.P. (filed herewith).

10.4	Endorsement to 10% Senior Secured Convertible Note by the Company, dated February 7, 2011, and accepted by Arnold Schumsky (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Precision Optics Corporation, Inc.
(Registrant)

Date	February 11, 2011

/s/ Joseph N. Forkey
(Signature)

		Name:	Joseph N. Forkey
		Title:	President and Chief Executive Officer